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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-46774 of Flextronics International, Ltd. (the Company) on Form S-4 of our report dated March 28, 2000 (relating to the consolidated financial statements of the DII Group, Inc. and Subsidiaries as of January 2, 2000 and January 3, 1999 and for the three years in the period ended January 2, 2000 not presented separately herein), included in the Current Reports on Form 8-K of the Company filed June 13, 2000, June 19, 2000, and September 20, 2000.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
November 16, 2000